Filed with the Securities and Exchange Commission on January 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Guild Holdings Company

(Exact name of registrant as specified in its charter)

Delaware	6162	85-2453154
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5887 Copley Drive

San Diego, California 92111

(858) 560-6330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry L. Schmidt

Chief Executive Officer

Guild Holdings Company

5887 Copley Drive

San Diego, California 92111

(858) 560-6330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Desiree A. Kramer Chief Financial Officer Guild Holdings Company 5887 Copley Drive San Diego, California 92111 (858) 560-6330	April Hamlin Ballard Spahr LLP 2000 IDS Center 80 South 8th Street Minneapolis, MN 55402-2119 Tel: (612) 371-3211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2025

PROSPECTUS

48,499,632 Shares

Guild Holdings Company

Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders (which term as used in this prospectus includes their respective transferees, pledgees, distributees, donees, and successors–in–interest) named herein of up to 48,499,632 shares of our Class A common stock. The shares covered by this prospectus include shares of our Class A common stock resulting from the conversion of shares of our Class B common stock held by one of the selling stockholders. The registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of the securities. We are not offering any shares of common stock under this prospectus and will not receive any of the proceeds from sales or other dispositions of the shares of common stock under this prospectus.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. We will also pay the fees and disbursements of one outside counsel for the selling stockholders, as described in the Registration Rights Agreement (as defined herein). The selling stockholders will bear any underwriting discounts or selling commissions related to the securities registered hereby and other expenses of the selling stockholders not specifically covered by the terms of the Registration Rights Agreement. See “Plan of Distribution” beginning on page 12 of this prospectus.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “GHLD”. On January 3, 2025, the last reported sale price of our Class A common stock was $13.76 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2025

TABLE OF CONTENTS

-i-

ABOUT THIS PROSPECTUS

This prospectus is filed in conjunction with a registration statement that we filed with the Securities and Exchange Commission. Under this registration process, the selling stockholders may from time to time sell up to 48,499,632 shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities that our selling stockholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in our Class A common stock.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling stockholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling stockholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and other documents incorporated by reference into this prospectus, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Guild,” the “company,” “we,” “us” and “our” refer to Guild Holdings Company, together with our subsidiary, Guild Mortgage Company LLC.

Company Overview

Guild is a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on our mission of delivering the promise of homeownership in neighborhoods and communities across the United States. Our business model is centered on providing a personalized mortgage-borrowing experience that is delivered by our knowledgeable loan officers and supported by our diverse product offerings.

Our business is operated through our wholly-owned subsidiary, Guild Mortgage Company. Guild Mortgage Company was founded in 1960 in California.

Guild is among the longest-operating mortgage seller-servicers in the United States. Over the course of our operating history, we have navigated numerous economic cycles and market dislocations. We have also expanded our retail origination operation to 49 states, operating our origination segment from approximately 450 branch locations as of September 30, 2024 and we have developed end-to-end technology systems, a reputable brand, industry expertise and many durable relationships with our clients and members of our referral network.

In 2007, seeing an opportunity to expand our sales and production strategy and grow our market share, a management-led partnership that included a majority investment from Fulcrum Mortgage, LLC, now known as McCarthy Capital Mortgage Investors, LLC, or MCMI, acquired Guild Mortgage Company LLC, or GMC, from its founder.

Immediately prior to our initial public offering in 2020, we engaged in an internal reorganization that simplified our organizational structure, incorporating Guild Holdings Company in Delaware, making Guild Mortgage Company its wholly owned subsidiary and converting Guild Mortgage Company to a California limited liability company.

Our business model benefits from the complementary relationship between our origination and servicing segments which, together, have propelled our performance through interest rate and market cycles. We believe that maintaining both an origination segment and a servicing segment provides us with a more balanced business model in both rising and declining interest rate environments, compared to industry participants that predominantly focus on either origination or servicing, instead of both. Typically, in an interest rising market environment, originations tend to shift to purchase originations rather than refinances. Due to our physical presence and footprint throughout the country we believe that we are in an advantageous position when the market is more purchase focused as compared to our competitors that are more refinance focused and have to significantly change their business model during purchase cycles.

Our Business Model

Our origination strategy focuses on increasing our purchase-mortgage business and providing a superior personalized mortgage-borrowing experience that encourages our clients to return to us. This is successfully executed through a combination of our experienced loan officers, our technology platform, and diverse product offerings. Our business model provides clients with both a digital interface and an experienced team that delivers high-tech, high-touch client service, allowing clients to engage with us in whatever format and frequency provides them the most comfort and convenience. This strategy allows us to generate consistent origination volume through differing market environments, contributes to our servicing segment and facilitates business from repeat clients.

Our in-house servicing platform creates opportunities to extend our relationship with clients and generates refinance and purchase volume that replenishes run-off from our servicing portfolio. In coordination with our portfolio recapture team, our loan officers handle recapture activity for their existing client base directly, rather than outsourcing that function through a call center. This approach creates a continuous client relationship that we believe encourages repeat business. In addition, our scalable servicing platform provides a recurring stream of revenue that is complementary to our origination business.

Company Information

We were incorporated in the State of Delaware on August 11, 2020, in connection with our initial public offering. GMC was incorporated in the State of California on August 10, 1960 and was converted into a limited liability company in October 2020. Our principal executive office is located at 5887 Copley Drive, San Diego, California 92111, and our telephone number at that address is (858) 560-6330. Our website address is www.guildmortgage.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

The Offering

Class A common stock being offered by the selling stockholders	Up to 48,499,632 shares of Class A common stock (including 40,333,019 shares of Class A common stock resulting from the conversion of shares of Class B common stock)

Class A Common stock outstanding	21,552,795 shares (as of October 31, 2024)

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholders.

New York Stock Exchange (“NYSE”) symbol	“GHLD”

Risk factors	Investing in our Class A common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 5 and the other information included in this prospectus and incorporated by reference herein for a discussion of factors to consider before deciding to invest in shares of our Class A common stock.

The number of shares of Class A common stock outstanding as of October 31, 2024 excludes:

•	1,200,183 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of October 31, 2024;

•	3,717,031shares of Class A common stock reserved for future issuance under our 2020 Omnibus Incentive Plan as of October 31, 2024; and

•	40,333,019 shares of Class A common stock issuable upon conversion of 40,333,019 shares of Class B common stock outstanding as of October 31, 2024, all of which shares of Class A common stock are being offered by one of the selling stockholders under this prospectus.

Unless otherwise indicated, all information contained in this prospectus assumes no settlement of the outstanding restricted stock units described above.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which descriptions are incorporated into this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

The number of shares of Class A common stock being registered for sale is significant in relation to the number of our outstanding shares of Class A common stock

We have filed a registration statement of which this prospectus is a part to register shares of Class A common stock offered hereunder for sale into the public market by the selling stockholders. These shares of Class A common stock offered under this prospectus and any prospectus supplement represent a significant percentage of the shares of our outstanding Class A common stock, and if sold in the market all at once or at about the same time, could likely depress the market price of our Class A common stock. The possible sale of a large percentage of such shares during the period the registration statement remains effective also could depress the market price of our Class A common stock and adversely affect our ability to raise equity capital, if desired.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following:

•	A disruption in the secondary home loan market or our ability to sell the loans that we originate could have a detrimental effect on our business.

•	Macroeconomic and U.S. residential real estate market conditions have and may continue to materially and adversely affect our revenue and results of operations.

•	Because we are highly dependent on certain U.S. government-sponsored entities and government agencies, we may be adversely impacted by any organizational or pricing changes or changes in our relationship with these entities and agencies.

•	Changes in prevailing interest rates or U.S. monetary policies have had and may continue to have a detrimental effect on our business.

•	Our servicing rights are subject to termination with or without cause.

•	If a significant number of our warehouse lines of credit, on which we are highly dependent, are terminated or reduced, we may be unable to find replacement financing on favorable terms, or at all, which would have a material adverse effect on us.

•	Our existing and any future indebtedness could adversely affect our ability to operate our business, our financial condition or the results of our operations.

•	If we do not maintain and improve the technology infrastructure that supports our origination and servicing platform or if we suffer any significant disruption in service on our platform, our ability to serve our clients may be materially and adversely impacted.

•	Acquisitions and investments have in the past, and may in the future, cause our financial results to differ from our expectations or the expectations of the investment community and we may not be able to achieve anticipated benefits from such acquisitions and investments.

•	Pressure from existing and new competitors may adversely affect our business, operating results, financial condition and prospects.

•	Our failure to maintain or grow our historical referral relationships with our referral partners may materially and adversely affect us.

•	We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

•	A substantial portion of our assets are measured at fair value. From time to time our estimates of their value prove to be inaccurate and we are required to write them down.

•	The success and growth of our business will depend upon our ability to adapt to and implement technological changes and to develop and market attractive products and services.

•	Adverse events to our clients could occur, which can result in substantial losses that could adversely affect our financial condition.

•	Our business could be materially and adversely affected by a cybersecurity breach or other vulnerability involving our computer systems or those of certain third-party service providers.

•	Operating and growing our business may require additional capital, and if capital is not available to us, our business, operating results, financial condition, and prospects may suffer.

•	We are subject to certain operational risks, including, but not limited to, employee or customer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors.

•	We are periodically required to repurchase mortgage loans that we have sold or indemnify purchasers of our mortgage loans.

•	Seasonality may cause fluctuations in our financial results.

•	If we fail to protect our brand and reputation, our ability to grow our business and increase the volume of mortgages we originate and service may be adversely affected.

•	We are subject to certain risks associated with investing in real estate and real estate related assets, including risks of loss from adverse weather conditions, man-made or natural disasters, pandemics, terrorist attacks and the effects of climate change.

•	If we are unable to attract, integrate and retain qualified personnel, our ability to develop and successfully grow our business could be harmed.

•	Our risk management strategies may not be fully effective in mitigating our risk exposures in all market environments or against all types of risk.

•	Changes in, or our failure to comply with, the highly complex legal and regulatory framework applicable to our mortgage loan origination and servicing activities could harm our business, operating results, financial condition, and prospects.

•	Our failure to comply with fair lending laws and regulations could lead to a wide variety of negative consequences.

•	Our failure to obtain and maintain the appropriate state licenses would prohibit us from originating or servicing mortgages in those states and adversely affect our operations.

•	Changes in the guidelines of the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac (Fannie Mae and Freddie Mac, together, the “GSEs”), the Federal Housing Administration, or FHA, the U.S. Department of Veterans Affairs, U.S. Department of Agriculture, and Government National Mortgage Association, or Ginnie Mae, could adversely affect our business

•	Material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by FHA and U.S. Housing and Urban Development could adversely affect our reverse mortgage business.

•	Our actual or perceived failure to comply with stringent and evolving legal obligations related to data privacy and security may materially and adversely affect us.

•	We may from time to time be subject to litigation, which may be extremely costly to defend, could result in substantial judgment or settlement costs and could subject us to other remedies.

•	We are controlled by MCMI, one of the selling stockholders, and MCMI’s interests may conflict with our interests and the interests of our other stockholders.

•	Our directors and executive officers have significant control over our business.

•	As a “controlled company,” we rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. If we lose such status as a result of sales under this prospectus, we will need to comply with such corporate governance requirements.

•	We are a holding company and depend upon distributions from GMC to meet our obligations.

•	Sales of a substantial number of shares of our Class A common stock by our existing stockholders in the public market, including pursuant to this prospectus, could cause the price of our Class A common stock to fall.

•	Our issuance of capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise would dilute all other stockholders.

•	There is no assurance that we will pay dividends in the future.

•	Certain provisions in our certificate of incorporation and bylaws and of Delaware law may prevent or delay an acquisition of Guild, which could decrease the trading price of our stock.

•	The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

•	Our quarterly and annual operating results or other operating metrics may fluctuate significantly and may not meet expectations of research analysts, which could cause the trading price of our Class A common stock to decline.

•	If we fail to maintain effective internal control over financial reporting or disclosure controls and procedures, we may be unable to report our financial results accurately on a timely basis, which would result in the loss of investor confidence, delisting, claims or investigations, and cause the market price of our Class A common stock to decline.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and in the information incorporated by reference. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DIVIDEND POLICY

Our board of directors declares and pays dividends from time to time, after consideration of the availability of funds and future earnings, if any, to support our operations and finance the growth and development of our business. Our board of directors declared and paid $30.7 million in common stock dividends during the nine months ended September 30, 2024 and declared and paid $30.5 million in dividends during the year ended December 31, 2023. Dividends are paid to the holders of our Class A common stock and Class B common stock in accordance with our certificate of incorporation. Any future determination to declare and pay cash dividends, if any, will be made at the discretion of our board of directors and will depend on a variety of factors, including applicable laws, our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, general business or financial market conditions, and other factors our board of directors may deem relevant. As a Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

We are a holding company and have no material assets other than our ownership of equity interests in GMC, which is our wholly owned subsidiary. Our ability to pay cash dividends will depend on our receipt of distributions from our current or future operating subsidiaries and such distributions may be restricted as a result of regulatory restrictions or contractual agreements, including agreements governing our indebtedness. See “Risk Factors — Risks Related to Our Organization and Structure — We are a holding company and depend upon distributions from GMC to meet our obligations” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. In addition, any future debt financing arrangement will likely contain terms restricting or limiting the amount of dividends that may be declared or paid on our common stock.

Investors should not purchase our Class A common stock with the expectation of receiving cash dividends.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our Class A common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Class A common stock held by the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. We will also pay the fees and disbursements of one outside counsel for the selling stockholders, as described in the Registration Rights Agreement (as defined herein). The selling stockholders will bear any underwriting discounts or selling commissions related to the securities registered hereby and other expenses of the selling stockholders not specifically covered by the terms of the Registration Rights Agreement.

DESCRIPTION OF OUR CAPITAL STOCK

As of the date of this prospectus, we have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which is our Class A common stock. We also have Class B common stock authorized and outstanding, and preferred stock authorized, none of which is outstanding, as of the date of this prospectus. The description of the general terms of our Class A common stock, Class B common stock and other capital stock is incorporated by reference as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 14, 2024, and that description has been incorporated by reference into this prospectus as described in “Information Incorporated by Reference” below. That summary of our Class A common stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our Amended and Restated Certificate of Incorporation, or our Certificate of Incorporation, and our Amended and Restated Bylaws currently in effect, or the Bylaws, each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2023. We encourage you to read the Certificate of Incorporation, the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for additional information.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell any or all of the shares of our Class A common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for sale to the public, the number of shares of Class A common stock beneficially owned by the selling stockholders prior to this offering, the total number of shares of Class A common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of Class A common stock that the selling stockholders will beneficially own after this offering, as well as the percentages of beneficial ownership of our Class A common stock and combined voting power of our outstanding common stock held by the selling stockholders prior to and after this offering.

On October 21, 2020, we entered into a registration rights agreement, or the Registration Rights Agreement, with McCarthy Capital Mortgage Investors, LLC, or MCMI, and certain of our other stockholders, including Mary Ann McGarry, a director, Terry L. Schmidt, our Chief Executive Officer, David Neylan, our President and Chief Operating Officer, and Desiree A. Kramer, our Chief Financial Officer, pursuant to which each of MCMI and the other stockholders party thereto are entitled to certain rights to require the registration of the sale of certain or all of the shares of our Class A common stock (or, in the case of MCMI, the shares of our Class A common stock received upon conversion of shares of our Class B common stock) that they beneficially own. Among other things, under the terms of the Registration Rights Agreement:

•	if we propose to file certain types of registration statements under the Securities Act of 1933, as amended, or the Securities Act, with respect to an offering of equity securities, subject to certain conditions and exceptions, we will be required to use our reasonable best efforts to offer the stockholders party to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares that constitute registrable securities under the Registration Rights Agreement on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•	MCMI has the right, subject to certain conditions and exceptions, to request that we file (i) registration statements with the SEC for one or more underwritten offerings of all or some of the shares of our Class A common stock received upon conversion of shares of our Class B common stock that it beneficially owns and/or (ii) as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act, a shelf registration statement that includes all or some of the shares of our Class A common stock received upon conversion of shares of our Class B common stock that it beneficially owns, and we are required to cause any such registration statements to be filed with the SEC, and to become (and remain) effective, as promptly as reasonably practicable.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods, minimums and limitations on the number of shares to be included in an underwritten offering. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of all listed stockholders is c/o Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of our Class A common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares, as reflected in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time, the shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

	Shares of Class A Common Stock Owned Prior to this Offering		Shares of Class A Common Stock Being Offered	Beneficial Ownership After this Offering(1)(2)		Combined Voting Power(3)
Name	Number of Shares	%		Number of Shares	%	Before this Offering	After this Offering
McCarthy Capital Mortgage Investors, LLC(4)	40,333,019	65.2	40,333,019	0	0	94.9	0
Desiree Amber Kramer	248,735	*	248,735	0		*	0
David Neylan	381,705	*	381,705	0		*	0
Mary Ann McGarry(5)	4,760,243	7.7	4,760,243	0		1.1	0
McGarry Strategic Enterprises, LLC(6)	4,380,740	7.1	4,380,740	0		1.0	0
Terry L. Schmidt	2,775,930	4.5	2,775,930	0		*	0

*	Represents less than 1% of outstanding shares.

(1)	Assumes the sale of all shares of Class A common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of Class A common stock at this time.

(2)	The beneficial ownership of the Company’s common stock is based on 21,552,795 shares of Class A common stock and 40,333,019 shares of Class B common stock issued and outstanding. The voting powers, preferences and relative rights of Class A common stock and Class B common stock are identical in all respects, except that the holders of Class A common stock have one vote per share and the holders of Class B common stock have ten votes per share.

(3)	Percentage of voting power represents the combined voting power with respect to all shares of our Class A common stock and shares of our Class B common stock, voting together as a single class.

(4)	MCMI currently holds 40,333,019 shares of Class B common stock, which shares will automatically convert to shares of Class A common stock upon any sale under this prospectus or any prospectus supplement. We are listing the Class A common stock underlying the shares of Class B common stock held by this selling stockholder. McCarthy Partners Management, LLC (“MPM”) is the manager of MCMI and as such, exercises voting and dispositive control over the shares held by MCMI. MPM is managed under the exclusive direction of McCarthy Partners, LLC. In his capacity as the President of McCarthy Partners, LLC, Patrick J. Duffy may be deemed to exercise voting and dispositive control over the shares of Class B common stock held by MCMI.

(5)	Includes 379,503 shares of our Class A common stock held by Mary Ann McGarry and 4,380,740 shares of our Class A common stock held by McGarry Strategic Enterprises, LLC. Mary Ann McGarry serves as the manager of McGarry Strategic Enterprises, LLC and exercises voting and investment control over the Class A common stock held by McGarry Strategic Enterprises, LLC.

(6)	Mary Ann McGarry serves as the manager of McGarry Strategic Enterprises, LLC and exercises voting and investment control over the Class A common stock held by McGarry Strategic Enterprises, LLC.

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock issued to the selling stockholders to permit the sale and resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus.

The selling stockholders may, from time to time, sell any or all of their shares of common stock covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution of the shares of common stock by the selling stockholder to its partners, members or stockholders;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	privately negotiated transactions;

•	in options transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling stockholder that is an entity may elect to distribute common stock to its members, partners or stockholders in-kind pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with an appropriate prospectus supplement. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents likely would be involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts or commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling stockholders have informed us that they are not registered broker-dealers or affiliates of a registered broker-dealer.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares and certain fees and expenses of the selling stockholders under the terms of the Registration Rights Agreement. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Registration Rights Agreement. Shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered by this prospectus will be passed upon for us by Ballard Spahr LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Guild Holdings Company as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available at the website of the SEC referred to above. We maintain a website at www.guildmortgage.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus form a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 9, 2024, August 8, 2024, and November 7, 2024, respectively; and

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 13, 2024 (Items 8.01 and 9.01), May 9, 2024 (Item 8.01) and May 10, 2024 (Item 5.07).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for documents to Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111; telephone: (858) 956-5130.

You also may access these filings on our website at www.guildmortgage.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

____________ Shares

Class A Common Stock

PROSPECTUS

, 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by Guild Holdings Company (the “Registrant” or the “Company”) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the U.S. Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$102,172.04
Accounting fees and expenses	25,000.00
Legal fees and expenses	30,000.00
Printing fees and miscellaneous expenses	10,827.96
Total expenses	$168,000.00

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Notwithstanding the preceding sentence, except as otherwise provided in our bylaws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board of directors.

Our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Guild, or is or was serving at the request of Guild as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Guild, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Guild and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We are authorized under our bylaws to purchase and maintain insurance to protect Guild and any current or former director, officer, employee or agent of Guild or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Guild would have the power to indemnify such person against such expense, liability or loss under the DGCL. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Item 16.	Exhibits

Item		Description
3.1		Amended and Restated Certificate of Incorporation of Guild Holdings Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2020).
3.2		Amended and Restated Bylaws of Guild Holdings Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2020).
4.1		Description of Registrant’s Securities (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 24, 2021).
5.1	*	Opinion of Ballard Spahr LLP
10.1		Registration Rights Agreement, dated October 21, 2020, by and among Guild Holding Company and the holders listed on Schedule I thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2020).
23.1	*	Consent of KPMG LLP
23.2	*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
24	*	Power of Attorney (included on signature page)
107	*	Filing Fee Table

*            Filed herewith

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(C) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Certificate of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 7, 2025.

GUILD HOLDINGS COMPANY

By:	/s/ Terry L. Schmidt
Terry L. Schmidt Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Terry L. Schmidt and Desiree A. Kramer, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Terry L. Schmidt	Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2025
Terry L. Schmidt

By:	/s/ Desiree A. Kramer	Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2025
Desiree A. Kramer

By:	/s/ Patrick J. Duffy	Chairman of the Board and Director	January 7, 2025
Patrick J. Duffy

By:	/s/ Edward Bryant, Jr.	Director	January 7, 2025
Edward Bryant, Jr.

By:	/s/ Martha E. Marcon	Director	January 7, 2025
Martha E. Marcon

By:	/s/ Mary Ann McGarry	Director	January 7, 2025
Mary Ann McGarry

By:	/s/ Gioia Messinger	Director	January 7, 2025
Gioia Messinger

By:	/s/ Michael C. Meyer	Director	January 7, 2025
Michael C. Meyer

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